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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/x/	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12
BIONEBRASKA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	$125 per Exchange Act Rule o-11(c)(1)(ii), 14a-6(i)(1) or Item 22(a)(2) of Schedule 14A
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BIONEBRASKA, INC.
4130 NW 37th Street
Lincoln, Nebraska 68524-1922

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
July 26, 2001

    The Annual Meeting of all stockholders of BioNebraska, Inc. (the "Company") will be held on Thursday, July 26, 2001, at 3:30 p.m., at the Marquette Hotel, 30 South Seventh Street, Minneapolis, Minnesota 55402, for the following purposes:

  1.
  To amend the Company's Certificate of Incorporation to change the name of the Company to "Restoragen, Inc.";

  2.
  To amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company;

  3.
  To amend the Company's Certificates of Designation for the Series B, C, D, E, F and G Preferred Stock to provide that the Company may pay accrued dividends in either cash or shares of Common Stock in certain circumstances at the discretion of the Company's Board of Directors;

  4.
  To ratify an amendment to the Company's 1993 Stock Plan (the "Stock Plan") to increase the number of shares available under the Stock Plan and to renew the duration of the Stock Plan;

  5.
  To elect eight (8) members to serve as the Board of Directors for the ensuing year; and

  6.
  To transact any other business that may properly come before the meeting, or any adjournments or continuations of the meeting.

    The Board of Directors has fixed the close of business on June 18, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

                    By Order of the Board of Directors,

                    Thomas R. Coolidge
                     Chairman of the Board and
                    Chief Executive Officer

Lincoln, Nebraska
June 22, 2001

To assure your representation at the meeting, please sign, date and return your proxy in the enclosed postpaid envelope, whether or not you expect to attend in person. Stockholders who attend the Annual Meeting may revoke their proxies and vote in person if they so desire.

BIONEBRASKA, INC.

PROXY STATEMENT

    The accompanying Proxy is solicited on behalf of the Board of Directors of BioNebraska, Inc. to be voted at the Annual Meeting of Stockholders to be held on Thursday, July 26, 2001, at 3:30 p.m., or at any adjournments of the meeting. This Proxy Statement is furnished to the holders of Common Stock and convertible Preferred Stock with voting rights (Series B through H) of the Company. The costs of this solicitation will be paid by the Company. In addition to solicitation by mail, officers, directors and other employees of BioNebraska may solicit proxies by telephone, facsimile or in person, but no additional compensation will be paid to such individuals. The mailing of this Proxy Statement commenced on or about June 22, 2001. Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, or by appearing in person and requesting revocation at the Annual Meeting. If the proxy is not revoked in this manner, the shares represented by the proxy will be voted.

    The total number of shares outstanding as of June 18, 2001 and entitled to vote at the meeting consists of the following:

Class of Stock	Number of Shares Outstanding	Number of Votes
Common, $.01 par value	7,360,454	7,360,454
Series B Convertible Preferred	16,365	233,765	*
Series C Convertible Preferred	21,000	299,964	*
Series D Convertible Preferred	60,739	867,635	*
Series E Convertible Preferred	17,070	243,842	*
Series F Convertible Preferred	109,268	1,365,849	*
Series G Convertible Preferred	50,000	645,161	*
Series H Convertible Preferred	80,000	533,333	*
  *
  equal to the number of whole shares of Common Stock into which the outstanding Preferred Stock is convertible.

The foregoing securities comprise an aggregate of 11,550,003 votes eligible to be cast at the Annual Meeting. The Common Stock and all series of Preferred Stock will vote together as a single class at the Annual Meeting on all matters. In addition, Series B, C, D, E, F and G will vote separately as a class on the amendment of their respective Certificates of Designation. There is no cumulative voting for the election of directors.

    Only holders of record of Common Stock and Series B, C, D, E, F, G and H Preferred Stock at the close of business on June 18, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting. The Series A Preferred Stock normally has no voting rights. The presence in person or by proxy of the holders of two-thirds of the voting power entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

    If a broker or nominee who holds shares in "street name" returns an executed proxy indicating that the broker or nominee does not have discretionary authority as to those shares to vote on one or more matters, the shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to matters upon which those shares could be voted. Because Delaware law and the Company's Certificate of Incorporation and Bylaws require a majority of all voting power to approve these proposals, abstentions and broker non-votes will have the same effect as a vote against those proposals.

Vote Required

    If a quorum is present at the Annual Meeting, either in person or by proxy, the following votes are required to approve each of the respective proposals:

Proposal 1:	In order to be approved, the proposal to amend the Certificate of Incorporation to change the corporate name must receive the affirmative vote of a majority of the votes entitled to be cast by all of the Common Stock and Series B, C, D, E, F, G and H Preferred Stock.
Proposal 2:	In order to be approved, the proposal to amend the Certificate of Incorporation to increase authorized shares must receive the affirmative vote of a majority of the votes entitled to be cast by all of the Common Stock and Series B, C, D, E, F, G and H Preferred Stock.
Proposal 3B:	In order to be approved, the proposal to amend the Series B Certificate of Designation must receive the affirmative vote of a majority of the votes entitled to be cast by all of the Common Stock and Series B, C, D, E, F, G and H Preferred Stock AND the affirmative vote of a majority of the outstanding shares of Series B Preferred Stock voting as a separate class.
Proposal 3C:	In order to be approved, the proposal to amend the Series C Certificate of Designation must receive the affirmative vote of a majority of the votes entitled to be cast by all of the Common Stock and Series B, C, D, E, F, G and H Preferred Stock AND the affirmative vote of a majority of the outstanding shares of Series C Preferred Stock voting as a separate class.
Proposal 3D:	In order to be approved, the proposal to amend the Series D Certificate of Designation must receive the affirmative vote of a majority of the votes entitled to be cast by all of the Common Stock and Series B, C, D, E, F, G and H Preferred Stock AND the affirmative vote of a majority of the outstanding shares of Series D Preferred Stock voting as a separate class.
Proposal 3E:	In order to be approved, the proposal to amend the Series E Certificate of Designation must receive the affirmative vote of a majority of the votes entitled to be cast by all of the Common Stock and Series B, C, D, E, F, G and H Preferred Stock AND the affirmative vote of a majority of the outstanding shares of Series E Preferred Stock voting as a separate class.
Proposal 3F:	In order to be approved, the proposal to amend the Series F Certificate of Designation must receive the affirmative vote of a majority of the votes entitled to be cast by all of the Common Stock and Series B, C, D, E, F, G and H Preferred Stock AND the affirmative vote of a majority of the outstanding shares of Series F Preferred Stock voting as a separate class.
Proposal 3G:	In order to be approved, the proposal to amend the Series G Certificate of Designation must receive the affirmative vote of a majority of the votes entitled to be cast by all of the Common Stock and Series B, C, D, E, F, G and H Preferred Stock AND the affirmative vote of a majority of the outstanding shares of Series G Preferred Stock voting as a separate class.
Proposal 4:	The affirmative vote of a majority of the votes entitled to be cast by all of the Common Stock and Series B, C, D, E, F, G and H Preferred Stock will be sufficient to amend the Stock Plan.
Proposal 5:	The affirmative vote of a majority of the votes entitled to be cast by all of the Common Stock and Series B, C, D, E, F, G and H Preferred Stock shall be sufficient to elect each nominee on the Company's slate of directors.

No Appraisal Rights

    Under the General Corporation Law of the State of Delaware, stockholders of the Company do not have appraisal rights in connection with any of the proposals upon which a vote is scheduled to be taken at the Annual Meeting.

OWNERSHIP OF SECURITIES

    The following table includes information as of the Record Date regarding the beneficial ownership of BioNebraska, Inc. outstanding voting stock (Common Stock and Series B, C, D, E, F, G, H Preferred Stock on an as converted basis) by (i) those stockholders known by BioNebraska to be the beneficial owners of more than five percent of its outstanding capital stock, (ii) each director of BioNebraska, and (iii) each of the "Named Executive Officers" of BioNebraska, and (iv) all current officers and directors as a group. The Company has 11,750 shares of outstanding Series A Preferred Stock which normally has no voting rights. Unless otherwise indicated, BioNebraska believes that all of the persons named below have sole voting and investment power with respect to the shares indicated opposite their respective names.

Name and Address of Beneficial Owner	Number of Shares (1)(2)		Percent of Shares (1)	Percent of Shares On As Converted Basis (1)
Common Stock and Series B, C, D, E, F, G and H Preferred Stock
John N. Irwin III 405 Park Avenue New York, NY 10022	1,366,494	(4)	18.3%	11.7%
Hillside Capital Incorporated 405 Park Avenue New York, NY 10022	860,885		11.7%	7.5%
Medtronic, Inc. Corporate Center 7000 Central Avenue N.E. Minneapolis, MN 55432	846,518	(3)	10.6%	7.3%
Thomas R. Coolidge 3820 N.W. 46th Street Lincoln, Nebraska 68524-1637	813,429	(5)	10.6%	6.9%
Rocky Mountain Associates, S.A. Calle 53, Urbanizacion Obarrio Torre Swiss Bank Panama City, Panama	533,333	(3)	6.8%	4.6%
Fred W. Wagner, Ph.D.	321,486		4.3%	2.7%
Barton Holmquist, Ph.D.	81,667		1.1%	*
Malcolm Riddell	85,511		1.1%	*
Mario R. W. Ehlers, M.B., Ch. B. and Ph.D.	46,667		*	*
David S. Walker	16,667		*	*
Walter R. Barry, III	19,334		*	*
Grant W. Denison, Jr.	4,000		*	*
Richard de Souza	5,000		*	*

William J. Jenkins, M.D.	—		*	*
S. William Jenks	31,143	(3)	*	*
Erich Sager	42,708		*	*
All officers and directors as a group (12 persons)	1,467,612		18.1%	12.0%

*
Represents less than 1%

(1)
The Number of Shares and the first percentage column are based on the Common Stock deemed outstanding under Rule 13d-3(d)(1) under the Exchange Act of 1934. The second percentage column is based on a total of 11,550,003 votes eligible to be cast as of the Record Date, including (i) 7,360,454 shares of Common Stock (each with one vote per share), plus (ii) 4,189,549 votes based on the voting rights of the outstanding shares of Series B, C, D, E, F, G and H Preferred Stock, which have voting power equal to the number of shares of Common Stock into which they are convertible. (Series A Preferred Stock normally has no voting rights.)

(2)
Includes the following shares of convertible preferred stock and options which are currently exercisable or will become exercisable within 60 days of the date of this Proxy Statement: Mr. Coolidge—280,000 shares; Dr. Wagner—146,667 shares; Dr. Holmquist—81,667 shares; Mr. Riddell—85,511 shares; Dr. Ehlers—46,667 shares; Mr. Walker, 16,667 shares; Mr. Barry—19,334 shares; Mr. Denison—4,000; Mr. de Souza—5,000 shares; Mr. Jenks, 31,143 shares; Mr. Sager, 17,333 shares; and all officers and directors as a group—726,846 shares. Mr. Jenkins has outstanding options which are not currently exercisable.

(3)
Derived from the following shares of convertible preferred stock: Medtronic, Inc.—50,000 shares of Series G Preferred (645,161 common shares as converted); Rocky Mountain Associates S.A.—80,000 shares of Series H Preferred (533,333 common shares as converted); Mr. Jenks—500 shares of Series B Preferred (7,143 common shares as converted); Mr. Sager—2,030 shares of Series F Preferred (25,375 common shares as converted).

(4)
Mr. Irwin is the Managing Director of Hillside Capital Incorporated. Includes (i) 860,885 shares held by Hillside Capital Incorporated; (ii) 93,005 shares issuable upon an option from the Company which is currently exercisable by Mr. Irwin; (iii) 40,584 shares held in trust for Mr. Irwin's benefit; and (iv) 27,056 shares held by or for the benefit of family members, as to which Mr. Irwin disclaims beneficial ownership.

(5)
Includes 89,550 shares held by his spouse, as to which Mr. Coolidge disclaims beneficial ownership.

PROPOSAL ONE

AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE NAME

    The Board of Directors has approved for submission to the stockholders a resolution to amend the Company's Certificate of Incorporation to change the name of the Company to "Restoragen, Inc." The Company has been advised that it would be preferable for the Company to have a name that did not suggest a particular state in the United States, and the Board believes the proposed name will be more conducive to expanding the Company's stockholder base and is more reflective of the Company's business. The proposed amendment is shown on Exhibit A.

    If the name change is approved by the stockholders, the Company's outstanding Stock Certificates will not be re-issued to reflect the name change. Your current stock certificate will remain valid without further action required.

Vote Required

    Approval of the Amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the votes entitled to be cast by the holders of all of BioNebraska's Common Stock and Series B, C, D, E, F, G and H Preferred Stock, either in person or by proxy, at the Annual Meeting.

The Board of Directors Recommends that Stockholders Vote "For"
the foregoing Proposal One.

PROPOSAL TWO

AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    The Board of Directors has approved for submission to the stockholders a resolution to amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 shares to 40,000,000 shares, with a corresponding increase in the total number of authorized shares for issuance from 23,000,000 shares to 43,000,000 shares. The proposed amendment is shown on Exhibit A.

    The Certificate of Incorporation currently provides that the Company is authorized to issue up to 23,000,000 shares, of which 3,000,000 shares are designated as Preferred Stock and 20,000,000 shares are designated as Common Stock. There are currently 366,192 shares of Preferred Stock and 7,360,454 shares of Common Stock issued and outstanding. An additional 6,773,196 shares of Common Stock are currently reserved for issuance upon conversion of existing shares of Preferred Stock or exercise of outstanding stock options and warrants. Consequently, over 14 million of the 20 million authorized shares of common stock are not available for future issuance.

    The Board of Directors recommends the increase in the authorized number of shares of Common Stock so the Company will have additional shares available for issuance for general corporate purposes, including financing activities, without further action by the stockholders. Potential uses of additional authorized shares may include public or private offerings, conversions of convertible securities and payment of accrued dividends in the form of Common Stock, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of Common Stock will give the Company greater flexibility and will allow the Company to issue additional shares of Common Stock in most cases without the expense and delay of seeking stockholder approval. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the best interests of the Company and its stockholders.

The Company is currently seeking and plans to continue to seek additional financing, which would involve the issuance of equity of the Company. Other than these activities, the Board currently has no specific plans for issuing the additional shares which are the subject of this proposed amendment.

    The additional authorized shares of capital stock would be available for issuance (subject to stockholder approval if required by law or the applicable rules of any stock exchange on which the Company's securities may then be listed or traded) at such times, on such terms and for such proper corporate purposes as the Board of Directors may approve, without further authorization by the stockholders.

    The proposed increase in the authorized number of shares of Common Stock and the Board's existing ability to designate new series of Preferred Stock could make a change in control or takeover of the Company more difficult. For example, the issuance of shares of Common Stock or Preferred Stock in a public or private sale, merger or similar transaction would increase the number of the Company's outstanding shares, thereby diluting the stock ownership or voting rights of a party seeking to acquire control of the Company. Similarly the shares could be sold in public or private transactions to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines not to be in the best interests of the Company and its stockholders. In addition, shares of Preferred Stock could be used in connection with the adoption by the Board of a shareholder rights plan in which rights to purchase new shares of Preferred Stock could become exercisable by holders of outstanding stock upon the occurrence of certain triggering events. The existence of a shareholder rights plan could delay, impede or prevent offers for the Company not approved by the Board of Directors.

    The Common Stock carries no preemptive rights to purchase additional shares. The adoption of the amendment will not of itself cause any changes in the capital accounts of the Company.

Vote Required

    Approval of the Amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the votes entitled to be cast by the holders of all of BioNebraska's Common Stock and Series B, C, D, E, F, G and H Preferred Stock, either in person or by proxy, at the Annual Meeting.

The Board of Directors Recommends that Stockholders Vote "For"
the foregoing Proposal Two.

PROPOSAL THREE

AMENDMENT OF CERTIFICATES OF DESIGNATION FOR
SERIES B, C, D, E, F AND G PREFERRED STOCK

    The Board of Directors has approved and is proposing to the stockholders an amendment to each of the Certificates of Designation for Series B, C, D, E, F and G Preferred Stock to provide that, in the event of the automatic conversion of Preferred Stock to Common Stock because of a public offering of Common Stock that is registered under the Securities Act of 1933 (an "IPO"), the Company will be entitled to pay accrued dividends on the Preferred Stock in the form of shares of Common Stock. The proposed amendment to each of the Certificates of Designation would add a provision to the end of Section 4.3 of each Certificate of Designation for Series B, C, D, E, F and G. The added language would read as follows:

      "The Corporation may, at the option of the Corporation's Board of Directors, pay such accumulated dividends under this Section 4.3 in either cash or in shares of the Corporation's Common Stock, or in a combination of cash and Common Stock. If the accumulated dividends are paid in the form of Common Stock, the holders of Preferred Stock will be entitled to receive the number of shares equal to: (1) the dollar amount of the dividend which the holder is entitled to receive, divided by (2) the selling price to the public in the underwritten public offering that triggers the conversion. If this calculation would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder a sum in cash equal to the value of the fraction (as determined by multiplying the fraction by the selling price to the public in the offering). The payment of accrued dividends in the form of Common Stock under this Section 4.3 will not be deemed a stock dividend that would require an adjustment to the Conversion Price under Section 4.4 of this Certificate."

    The Certificates of Designation that govern Series B, C, D, E, F and G Preferred Stock are generally parallel in their terms and each currently provides that each of these Series of Preferred Stock will automatically convert into shares of Common Stock in the event the Company consummates an IPO with proceeds of at least $7 million, and that at that time the accumulated dividends on the Preferred Stock shall be paid. Although the Certificates do not specifically state the form of payment, the Company believes that it is not clear under the current Certificates of Designation whether the dividends could be paid in Common Stock. The Board of Directors believes that payment of the dividend in the form of Common Stock in that circumstance may be advantageous to and in the best interests of the Company by conserving the Company's cash. Thus the Board of Directors recommends the amendment of each of the Certificates of Designation in the manner set forth above.

    As of December 31, 2000, the accumulated dividends on the outstanding Series B through G Preferred Stock totaled $9,185,205. None of the accumulated dividends have been declared payable by the Board of Directors.

    The Certificates of Designation for the outstanding Series A and Series H Preferred Stock are not being amended at this time. The Series A Preferred Stock is not convertible and, consequently, there is no requirement that those shares convert to Common Stock and that accumulated dividends be paid in the event of an IPO. The Series H Certificate of Designation does not require clarification or amendment because it clearly states that, in the event of conversion to Common Stock in connection with an IPO, all accrued dividends will be extinguished.

    If proposals 3B, 3C, 3D, 3E, 3F and 3G are adopted, and the Board of Directors determines to pay the accrued dividends in the form of Common Stock in connection with a qualifying IPO, the issuance of the Common Stock may be dilutive to other stockholders. However, the issuance of the shares would discharge the Company's obligations to the accrued dividends in cash.

    The Company believes that the receipt of Common Stock in discharge of the accumulated dividends may be advantageous to the holders of Preferred Stock. The Company has been advised that, the receipt of either cash or Common Stock in satisfaction of accrued dividends would be treated as a Section 301 distribution under the Internal Revenue Code which would not be treated as a taxable dividend to the recipient preferred stockholders if the Company has no current or accumulated earnings or profits at the time of the distribution and the amount of the dividend is not greater than the individual shareholder's basis in the shares of Preferred Stock. If there are no current or accumulated earnings or profits at the time of the initial public offering, the Section 301 distribution would be treated as a non-taxable return of capital to the event of the holder's tax basis in the Preferred Stock and any excess would be treated as capital gain. This conclusion is based on the Internal Revenue Code of 1986, as amended, and regulations, rulings and decisions in effect on the date of this Proxy Statement, all of which are subject to change. This summary does not discuss any aspect of state, local or foreign taxation and does not discuss all the tax considerations that may be relevant to particular BioNebraska stockholders in light of their personal investment circumstances, or to certain types of stockholders that may be subject to special tax rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in stock or securities, and foreign corporations and individuals who are not citizens or residents of the United States. Holders of the Company's Preferred Stock should consult their own tax advisors to determine the specific tax consequences of any dividend, including the application of the principles discussed in this paragraph, including the effects of any foreign, state, local or other tax laws.

    Amendment of each of the Certificates of Designation requires the affirmative vote of a majority of all voting power and a majority of the particular series of Preferred Stock, voting separately as a class. Consequently, some of the proposals may obtain the requisite votes and others may not. If less than all of the Proposals to amend the Certificates of Designation are approved by the requisite number of votes, the Board of Directors has reserved the right to abandon the amendment of one or more of the Certificates of Designation. The Board of Directors will have the discretion to determine whether the Corporation should file the amendments to the Certificates of Designation with the Secretary of State of Delaware.

    The following table includes information as of the Record Date regarding the holders of record of more than five percent of the outstanding shares of each class of Preferred Stock that has voting rights. No single holder of record owns more than 5% of the outstanding shares of Series C Preferred Stock. The following record holders may not have sole voting and investment power with respect to the shares indicated.

Name of Holder of Record	Number of Shares	Percent of Class(1)
Series B
Charlene T. Marshall	2,000	12.2%
Gerald T. McCourtney	1,000	6.1%
Allan H. Strunc	1,000	6.1%
Triple E. Limited Partnership	1,000	6.1%
Wallace S. Wells	1,000	6.1%
Series D
Bank Vontobel AG	5,200	8.6%
Bank Sarasin & Cie	5,000	8.2%
Series E
Pat L. Gordon	2,500	14.6%
Charlene T. Marshall	2,000	11.7%
Nathaniel S. Thayer	2,000	11.7%
Jay Chadima	1,000	5.9%
Richard T. Lommen	1,000	5.9%
Gerald T. McCourtney	1,000	5.9%
Series F
UBS AG	35,200	32.2%
LaMont Asset Management S.A.	25,200	23.1%
SMS Securities	19,650	18.0%
Royal Bank of Canada Trust Co.	10,000	9.2%
Bank Wegelin & Co.	7,650	7.0%

Series G
Medtronic Asset Management, Inc.	50,000	100%
Series H
Rocky Mountain Associates SA	80,000	100%

(1)
Based on the following number of shares outstanding in each class: Series B—16,365 shares; Series C—21,000 shares; Series D—60,739 shares; Series E—17,070 shares; Series F—109,268 shares; Series G—50,000 shares and Series H—80,000 shares.

Vote Required

    Approval of the Amendment to each of the Certificates of Designation requires the affirmative vote of a majority of the votes entitled to be cast by the holders of all of Common Stock and Series B, C, D, E, F, G and H Preferred Stock, voting together, as well as the affirmative vote of a majority of the voting power of each of the Series B, C, D, E, F and G Preferred Stock, voting separately as a class with respect to their own Certificates. Stockholders should complete the Proxy as to all series, even if they own Common Stock or only one series of Preferred Stock.

The Board of Directors Recommends that Stockholders Vote "For"
the foregoing Proposal Three

PROPOSAL FOUR

AMENDMENT TO 1993 STOCK PLAN

    The Board of Directors has adopted, subject to stockholder ratification, an amendment to the BioNebraska, Inc. 1993 Stock Plan (the "Stock Plan") which provides for an increase in the total number of shares available under the Stock Plan by 500,000 shares to a total of 2,640,000 shares and to extend the term under which incentive stock options may be granted under the Plan. The Board of Directors deemed it prudent to increase the shares available for grant under the Stock Plan to facilitate future option grants and to extend the term of such options to be consistent with industry standards.

Summary of the Stock Plan

    The Stock Plan, which was originally adopted in 1993 and, as subsequently amended, authorizes the grant of options to purchase up to 2,140,000 shares of Common Stock to key employees, consultants and directors. The Stock Plan is currently administered by BioNebraska's Board of Directors. The Board may delegate its authority to a committee of "disinterested persons", as defined in the Stock Plan. The Board or the committee has the power to select recipients, make awards of stock options and adopt regulations and procedures for the Stock Plan.

    The Stock Plan permits the award of both stock options that qualify as "incentive stock options" under the Internal Revenue Code and options that do not so qualify ("non-qualified options'). Incentive stock options differ as to their tax treatment and are subject to a number of limitations under the Internal Revenue Code. The exercise price of incentive stock options must equal the fair market value of the Common Stock on the date of the grant (or, for an option granted to a person holding more than 10% of BioNebraska's voting stock, not less than 110% of fair market value.) If Proposal Four is adopted, incentive stock options may be granted under the Stock Plan until June 18, 2011.

    The term of each option is fixed by the committee or the Board at the time of grant. Prior to July 2000, options were generally granted for terms of five years. In 1998, the Board approved the modification of outstanding options to purchase an aggregate of 270,000 shares issued to officers, directors, employees and consultants to extend the terms for five additional years. Consistent with industry practice, the Board elected in July 2000 to grant all new options for ten-year terms (except that an incentive option granted to a person holding more than 10% of BioNebraska's voting stock may be exercisable only for five years) and authorized the modification of all other outstanding options to extend the terms for five additional years, subject to consent of the holders. The Company reported a compensation charge for financial reporting purposes in 1998 and 2000 to reflect these extensions.

    The Stock Plan provides that, following the termination of an optionee's employment with BioNebraska, the optionee's vested options are exercisable for the lesser of ninety (90) days or the remaining term of the option, except if such optionee is terminated for "cause," in which event the optionee's options will immediately terminate. The Board has provided in all outstanding option agreements with employees that the options are exercisable for a period of ninety (90) days following the optionee's death, disability or retirement, or until the expiration of the stated term of the option, whichever is less. The option grants also provide that the vesting of options will be accelerated upon a change in control of the Company. Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an optionee may be exercised only by the optionee.

Grants of Options

    As of the Record Date, directors, officers, other employees and members of the Scientific and Medical Advisory Board held outstanding options under the Stock Plan to purchase a total of 1,836,000 shares, of which options to purchase 1,243,348 shares were exercisable. Of the total options outstanding under the Stock Plan, 800,000 options are held by the executive officers and 1,036,000 options are held by other employees, directors and consultants. Shares covered by expired or terminated stock options may be used for subsequent awards under the Stock Plan.

Federal Income Tax Treatment

    An optionee will not realize taxable income upon either the granting or exercise of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent or total disability). However, upon exercise of the incentive stock option, the amount by which the fair market value of any shares exercised exceeds the option price is an item of tax preference for purposes of the alternative minimum tax. Upon the sale of such stock, the optionee generally will recognize capital gain or loss provided the stock has been held for at least two years from the date of the option grant and at least one year after the stock was purchased. If the applicable holding periods are not satisfied, the option will be taxed as a non-qualified option.

    An optionee also will not realize taxable compensation income upon the grant of a non-qualified option. When an optionee exercises a non-qualified option, he or she realizes taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. Upon the sale of stock acquired pursuant to the non-qualified option, the optionee's basis for determining taxable gain or loss will be the sum of the option price paid for the stock plus any related compensation income recognized by the optionee, and such gain or loss will be long-term or short-term capital gain or loss depending upon whether the optionee has held the shares for more than one year. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

    The foregoing discussion of the federal income tax treatment of options is necessarily general and any option holder should consult his or her tax advisor as to his or her own particular circumstances and applicable laws and regulations.

Stockholder Approval

Vote Required

    The affirmative vote of a majority of voting power of the outstanding shares of BioNebraska's Common Stock and Series B, C, D, E, F, G and H Preferred Stock present and voting, either in person or by proxy, at the Annual Meeting is required to amend the Plan.

The Board of Directors Recommends that Stockholders Vote "For"
the Proposed Amendment to the Stock Plan.

PROPOSAL FIVE

ELECTION OF DIRECTORS

    The Board of Directors has established the number of directors to be elected at the Annual Meeting at eight. All of the current members of the Board of Directors will stand as the management slate for election at the Annual Meeting. Unless otherwise indicated, each director nominee has been engaged in his present occupation as set forth below, or has been an officer with the organization indicated, for more than five years. It is anticipated that proxies will be voted for the nominees listed below and that each nominee will serve if elected. However, if a nominee is unable to serve as a director, the persons named in the proxies may in their discretion vote for any substitute nominee proposed by the Board of Directors.

Names, Ages and Business Experience of Director Nominees

    The names and ages of the nominees, their principal occupations and other information are set forth below, based upon information furnished to the Company by the nominees.

Name	Age	Director Since
Thomas R. Coolidge, J.D.	67	1989
Fred W. Wagner, Ph.D.	61	1989
Walter R. Barry, III	35	1993
Grant W. Denison, Jr.	51	1999
Richard A. de Souza	48	2000
William J. Jenkins, M.D.	53	2000
Stephen W. Jenks	58	1998
Erich Sager	43	1998

    Thomas R. Coolidge, J.D., a founder of BioNebraska, has been employed by the Company since its inception in 1989 and serves as its Chairman and Chief Executive Officer. From 1987 through 1988, he was President and Chief Executive Officer of Finn Sugar U.S., Inc., Schaumberg, Illinois, which provided specialty enzyme and sweetener products and specialty chemicals to the North American food markets. From 1982 through 1987, he was a Principal in the Stenbeck Group of New York City, where he was instrumental in winning the "private side" cellular radio telephone license for all of the United Kingdom with a U.K. partner and represented that Group's ownership in connection with the successful building and launching of that cellular system, known as "Vodafone," to cover the licensed market. From 1975 through 1982, Mr. Coolidge served as the Executive Vice President of Parsons & Whittemore, Inc., a large privately-held paper pulp and machinery producer, with offices in New York City, where among his responsibilities were the financing, construction and start up of one of the largest single-line pulp mills at the time, located in Alabama. From 1960 through 1974, he practiced business and financial law as an associate and partner of Carter, Ledyard & Milburn, a Wall Street law firm. Mr. Coolidge is a graduate of Harvard College and Harvard Law School.

    Fred W. Wagner, Ph.D., a founder of BioNebraska, has been employed by the Company since its inception in 1989 and serves as its President, Chief Scientist, Treasurer and a Director. He became a faculty member of the University of Nebraska-Lincoln in the Department of Biochemistry in 1968, and a Professor in 1980. Dr. Wagner retired as an active member of the faculty at the end of 1995 and now works full time for the Company. Dr. Wagner's areas of research interest include metallo-proteins and metallo-enzymes, proteolytic enzymes and the immobilization, manipulation and purification of proteins. He is an author of more than 50 articles in scientific journals and of chapters in five books. Dr. Wagner received his Ph.D. in Biochemistry from Texas A&M University.

    Walter R. Barry, III, has been a director of BioNebraska since December 1993. Since 1999, Mr. Barry has been Chairman and Chief Executive Officer of viaMD.com, a business-to-business e-commerce company focused on the medical device industry. From March 1994 to August 1998, Mr. Barry was the Director of Business Development for First Physician Care, Inc., a physician group practice management company in Atlanta, Georgia. Prior to that, Mr. Barry was Director of Communications of CareNetwork, a publicly-traded HMO, from July 1991 to February 1994. From July 1989 to June 1991, Mr. Barry was an Analyst in the Corporate Finance Department at the New York investment banking firm of Dillon, Read & Company, Inc. Mr. Barry graduated from Princeton University in 1989.

    Grant W. Denison, Jr., has been a Director of BioNebraska since October 1999. Mr. Denison is currently Chief Executive Officer of Genetronics, Inc. He is the former Chairman of the Board of BioMarin Pharmaceutical, Inc., a pharmaceutical development company, where he served as Chief Executive Officer from 1997 to 2000. Prior to joining BioMarin, Mr. Denison served as President, Consumer Products and Corporate Senior Vice President, Business Development at Searle, a pharmaceutical company, from July 1993 to April 1997. Prior to that, he held positions as Vice President Corporate Planning and President, U.S. Operations, at Monsanto Company, Vice President, International Operations at Squibb Medical Systems, and Vice President, Planning and Business Development at Pfizer, Inc. Mr. Denison also serves as a director of Nastech Pharmaceutical Company Inc. Mr. Denison received an A.B. in Mathematical Economics from Colgate University and an M.B.A. from Harvard Graduate School of Business Administration.

    Richard A. de Souza, has been a director of BioNebraska since June 2000. He is currently Director International at Shire Pharmaceutical Group PLC. Prior to this, he was President, Pharmaceuticals Europe and Asia in Warner Lambert/Parke-Davis. Mr. de Souza was previously with SmithKline Beecham for 22 years, rising to the position of Chairman, European Pharmaceuticals. He is a registered Pharmacist and commenced his career in manufacturing before moving to marketing, then business development and finance. At SmithKline Beecham, he served as Marketing Director/Vice President for Asia, Middle East and Africa and Senior Vice President and Director, Marketing for Europe and the United States. He also held a broad range of general manager/regional manager assignments throughout the world. He is a frequent speaker on elements of corporate strategy and related topics.

    William J. Jenkins, M.D., has been a director of the Company since November 1, 2000. Since April 1999, Dr. Jenkins has been a pharmaceutical consultant. From 1996 to 1999, he served as the Head of Clinical Development and Regulatory Affairs Worldwide for Novartis Pharma AG, Basel. From 1992 through 1996, Dr. Jenkins was with Ciba Geigy, AG, Basel, as its Head of Medicine and

Clinical Development Worldwide, remaining with Ciba through its merger with Sandoz to form Novartis in 1996. Dr. Jenkins holds a B.A., M.D., and other advanced degrees from Cambridge University, Cambridge, England, as well as advanced degrees from the Royal College of Physicians, United Kingdom, and London University. He is a member of the Board of Directors of Tanox, Inc. Houston, Texas, a publicly-held company which is a developer of monoclonal antibodies, and ViroLogic, Inc. of San Francisco, California, a publicly-held company which develops and sells viral drug resistance testing services, principally for HIV.

    Stephen W. Jenks, has been a director of BioNebraska since March 1998. Mr. Jenks has been President of Hollenbeck Investments, a private investment company which he founded, since 1994. He also has an active consulting practice serving wealthy individuals, private companies and start-up companies. From 1970 to 1994, he was with J.P. Morgan in New York and London where his responsibilities at various times involved the shipping business, project finance, Africa, and distressed loans. Mr. Jenks graduated from the University of Pittsburgh and the Wharton School Business of the University of Pennsylvania.

    Erich Sager, has been a director of BioNebraska since July 1998. He is the Managing Partner of LaMont Asset Management SA, a private investment management firm. Before joining LaMont, he was head of private banking at Dresdner Bank (Switzerland) Ltd. in Zurich. He is a member of the Board of Directors of BioMarin, Inc., a private U.S. medical biotechnology company specializing in replacement enzyme therapy, and of Comptec Industries Ltd., a publicly held Canadian company that manufactures specialty plastic components.

Meetings and Committees

    The Board of Directors met three times during fiscal year 2000 and took action in writing in lieu of holding a meeting on two occasions. Each current director who served as a director in fiscal 2000 attended at least seventy-five percent of the meetings of the Board of Directors and board committees on which the director served held during the period for which he was a director, except Mr. Denison, who attended two of the three meetings held.

    The Board of Directors has appointed a Compensation Committee which is currently comprised of Messrs. Barry, de Souza, Jenks, and Sager. The Compensation Committee, which met once during 2000, assists the Board in developing compensation plans and administers incentive and compensation programs and the Stock Plan.

    BioNebraska does not have an audit committee. Because the Company's securities are not currently listed on any national securities exchange, the Company is not required to have an audit committee. The Company intends to establish an Audit Committee by the end of the fiscal year.

    BioNebraska does not have a nominating committee. However, its bylaws permit stockholders to nominate one or more persons for election as a director by giving timely written notice to the Secretary of BioNebraska prior to the meeting at which directors are to be elected. To be timely, the notice must be given by the stockholder to the Secretary between 45 and 60 days prior to a meeting date corresponding to the previous year's Annual Meeting. The written notice must contain information about the stockholder and the person(s) nominated by the stockholder, including, among other things, the following:

  •
  the stockholder's name and address of record;

  •
  a representation that the stockholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting;

  •
  the name, age, business and residence addresses and principal occupation of each nominee;

  •
  a description of all arrangements or understandings between the stockholder and each nominee and any other persons pursuant to which the nomination or nominations are to be made by the stockholder;

  •
  any other information that would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee(s); and

  •
  the nominee's consent to serve as a director if so elected.

    BioNebraska may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee's eligibility to serve as director. If the presiding officer of a meeting of stockholders determines that a person was not nominated in accordance with this procedure, the person will not be eligible for election as a director.

Vote Required

    The affirmative vote of a majority of voting power of the outstanding shares of BioNebraska's Common Stock and Series B, C, D, E, F, G and H Preferred Stock present and voting, either in person or by proxy, at the Annual Meeting is required for election of the nominees.

The Board of Directors Recommends that Stockholders Vote "For"
the Election of the Nominees.

Executive Officers and Other Members of Management of the Company

    The executive officers and other members of management of the Company are as follows:

Name	Age	Position
Thomas R. Coolidge	67	Chairman, Chief Executive Officer, Secretary and Director
Fred W. Wagner, Ph.D.	61	President, Chief Scientist, Treasurer and Director
Mario R.W. Ehlers, M.B., Ch.B. and Ph.D.	42	Senior Vice President and Chief Medical Officer
Barton Holmquist	58	Senior Vice President, Research and Development
David S. Walker	40	Senior Vice President and Chief Financial Officer
Malcolm Riddell	63	Managing Director — Facilities Construction
William M. Brown, Ph.D., J.D.	35	Vice President and Chief Intellectual Property Counsel
Kris K. Christianson	43	Vice President of Quality Assurance and Quality Control
David R. Hathaway, MD	53	Vice President and Clinical Director for Cardiovascular and Anabolic Diseases
Christopher S. Hickey	48	Vice President of Production Management
Roberta L. Schneider, M.D.	49	Vice President and Clinical Director for Diabetes and Obesity Programs
Daniel R. Strydom, Ph.D.	55	Vice President of Peptide Research
James A. Williams, Ph.D.	41	Vice President and Director of Regulatory Affairs and Molecular Biology

    A summary of the business experience of Mr. Coolidge and Dr. Wagner is included with the description of the Board of Directors above. The following is a brief summary of the business experience of the Company's other executive officers and members of management.

    Mario R.W. Ehlers, M.B., Ch.B. (equivalent to M.D.) and Ph.D., joined the Company in June 1998 as its Vice President and Chief Medical Officer. Dr. Ehlers received his M.B., Ch.B. and Ph.D. in biochemistry at University of Cape Town in South Africa. Subsequently he served for seven years as a researcher and instructor at the Center for Biochemical and Biophysical Sciences for Medicine at Harvard Medical School. From 1992 to 1998, he served as the Chairman of the Department of Medical Biochemistry at the University of Cape Town. Dr. Ehlers combines strong credentials in the biochemistry of endocrine peptides with extensive medical and clinical experience.

    Barton Holmquist, Ph.D., Senior Vice President, Research and Development, has been with the Company since February 1994, having previously been a Harvard Medical School faculty member (Associate Professor in the Department of Biological Chemistry and Molecular Pharmacology). He received his Ph.D. degree in 1969 from the University of California, Santa Barbara in chemistry and joined a renowned research group at Harvard where he studied in numerous areas of peptide chemistry and biochemistry, including the enzymology of hypertension and alcoholism. He has published extensively (over 110 publications) in these and other areas including the role of metals in biology and ways of examining them, analytical methods, and other aspects of enzymology. Prior to joining the Company, he was a consultant for the Company since its inception.

    David S. Walker, joined the Company in June 2000 and serves as its Senior Vice President and Chief Financial Officer. From 1996 to 2000, he was Chief Financial Officer of Arbor Acres Farm, Inc., an agribusiness company, with overall responsibility for the finance and information technology functions of the company. From 1993 to 1996, Mr. Walker served as Vice President Finance and Information Technology of Fisons Corporation, a pharmaceuticals company, having similar responsibilities and managing a staff of 40 persons.

    Malcolm Riddell, Managing Director of Facilities Construction, has been employed by the Company since September 1989. From 1980 to 1989, he was President and Chief Executive Officer of Plaskon Electronic Materials, Inc., a manufacturer of sophisticated materials for the epoxy encapsulation of semi-conductors. Prior to then, Mr. Riddell was employed in several managerial posts by Allied Chemical Corporation. Mr. Riddell is a graduate in science and engineering from Fairleigh Dickenson University.

    William M. Brown, Ph.D., J.D., has been with the Company since October 2000 and serves as Vice President and Chief Intellectual Property Counsel. He received his Ph.D. in molecular biology from the University of Southampton, England, in 1991, and subsequently completed postdoctoral fellowships at Harvard Medical School, the National Institutes of Health, Johnson & Johnson, and Memorial Sloan-Kettering Cancer Center. He then attended New York Law School while working for a series of New York City law firms as a scientific consultant on pharmaceutical, biotech, and medical device product liability and patent litigations. He also received an M.B.A. from Fairleigh Dickinson University, NJ. Before joining BioNebraska, he was Patent Counsel to Taro Pharmaceuticals, and was based at their Hawthorne, NY, facility and before that an associate with Kaye Scholer Fierman Hays & Handler, LLP, in their New York office. He has authored more than 40 scientific and legal publications, including three books, and continues to serve as a reviewer/evaluator for Current Drugs and its sister publications. He is admitted to the bar in New York and New Jersey and several federal courts and is registered to practice before the U.S. Patent & Trademark Office.

    Kris K. Christianson has been with the Company since 1994 and serves as the Vice President of Quality Control and Quality Assurances. She is responsible for method development and validation, product testing and evaluation of biological fluids for products. Before joining BioNebraska, she worked for Abbott Laboratories, North Chicago, Illinois, for two years, where her responsibilities included construction and expression of recombinant proteins, purification and characterization of proteins and development of immunoassays. She was engaged in animal vaccine research and development at SmithKline Beecham Animal Health, Lincoln, Nebraska for six years prior to working at Abbott. She worked in the toxicology section of Midwest Laboratories, Kansas City, Missouri, for two years after receiving a M.S. in Microbiology from Kansas State University in 1983. She is an author of more than ten articles in scientific journals.

    David R. Hathaway, MD., FACC, joined the Company in May 2001 and serves as Vice President and Clinical Director for Cardiovascular and Anabolic Diseases. Prior to BioNebraska, Dr. Hathaway served as Vice President of Medical Affairs at Knoll Pharmaceutical Company and before that he was Vice President of Cardiovascular Drug Discovery at Bristol-Byers Squibb. Dr. Hathaway is board certified in internal medicine and cardiovascular diseases and received his training in cardiology at the National Institutes of Health, Bethesda, Maryland. Prior to joining the pharmaceutical industry, he was Chief of Cardiology and Director of the Krannert Institute of Cardiology at Indiana University from 1990-1995.

    Christopher S. Hickey, joined the Company in July 1997 as the Vice President of Production Management. Prior to joining the Company, Mr. Hickey was employed by Somatogen in Boulder, Colorado for five years, where his responsibilities included fermentation and purification process development, production of clinical supplies, maintenance and metrology. Before joining Somatogen, he worked for Monsanto in St. Louis, Missouri for fifteen years. While at Monsanto he was involved in the design, construction, startup and operation of their pilot plant for the production of proteins from recombinant DNA technology. The Monsanto pilot plant experience resulted in his participation on the startup team for the world's largest commercial recombinant DNA protein production facility. He received his M.S. in Microbiology from Clemson University in 1977.

    Roberta L. Schneider, M.D., joined the Company in February 2001 as its Vice President and Clinical Director for Diabetes and Obesity Programs. Dr. Schneider has over 15 years of pharmaceutical industry experience. Prior to joining BioNebraska, Dr. Schneider was Vice President of Drug Development for Takeda America Research and Development Center for 4 years. She directed the conduct of clinical trials for all of the Takeda compounds in US development including the clinical plan and NDA for ACTOS which was approved for marketing for Type 2 diabetes mellitus via expedited review. Before joining Takeda, Dr. Schneider was Vice President, Medical and Professional Affairs and Medical Director for Novo Nordisk Pharmaceuticals Inc. for 4 years. Dr. Schneider's additional industry experience includes Sterling Winthrop Pharmaceuticals as Director of Clinical Research and Merck Sharp & Dohme at Merck & Co as Senior Associate Director of Phase IV Medical Services.

    Daniel J. Strydom, Ph.D., has been with the Company since December 1996 and serves as Vice President of Peptide Research. He is primarily responsible for research on the purification and structural purity of the various peptides of interest to the Company. He received his Ph.D. in Physical Chemistry from the University of South Africa in 1972 and his post-doctoral training at Harvard Medical School in 1973 and 1974. From 1966 to 1978, his research on various aspects of protein and peptide chemistry was carried out at the National Chemical Research Laboratories of the South African Council for Scientific and Industrial Research. From 1978 until December 1996, he carried out research in the Center for Biochemical and Biophysical Sciences and Medicine at Harvard Medical School in Boston and was Assistant Professor in the Department of Pathology at Harvard for the last 10 years. He has authored more than 60 articles in scientific journals, and has been active in protein and peptide chromatographic studies while serving on the editorial boards of "Analytical Biochemistry" and "Journal of Chromatography". He is a member and has served on various committees of the Association of Biomolecular Research Facilities (ABRF), an international organization which is concerned with establishing and maintaining high standards of analytical competence in the biotechnical industry and the biochemical field at universities.

    James A. Williams, Ph.D., has been an employee of the Company since November 1996 and serves as Vice President and Director of Regulatory Affairs and Molecular Biology. He received his Ph.D. in Genetics from the University of Alberta and subsequently spent three years postdoctoral training at the University of Wisconsin. Prior to joining BioNebraska, he was employed as a Section Manager by Ophidian Pharmaceuticals, Inc. in Madison, Wisconsin for three years, where his responsibilities included cloning and E. coli expression vector development for multiple target proteins, and the development of scalable E. coli fermentation and protein purification methodologies for large scale manufacture of target proteins. He was responsible for the development of the E. coli master and working cell banks, fermentation methodologies, and downstream recombinant protein purification procedures for cGMP manufacture of two recombinant proteins that are currently utilized in a clinical development collaboration with a large pharmaceutical company.

EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

Summary of Cash and Other Compensation

    The following table shows, for the fiscal years ending December 31, 2000, 1999 and 1998, the cash compensation paid by BioNebraska, as well as other compensation paid or accrued to those years, to Thomas R. Coolidge, BioNebraska's Chairman and Chief Executive Officer, and to each of the four other most highly compensated executive officers whose total cash compensation exceeded $100,000 during fiscal year 2000 (together with Mr. Coolidge, the "Named Executive Officers") in all capacities in which they served:

Summary Compensation Table

			Annual Compensation(1)				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year		Salary		Bonus		Securities Underlying Options (# Shares)
Thomas R. Coolidge Chairman of the Board, Chief Executive Officer and Secretary	2000 1999 1998		$ $ $	309,482 294,745 256,300	$ $	— 61,896 58,949	— 300,000 —
Fred W. Wagner President, Chief Scientist and Treasurer	2000 1999 1998		$ $ $	265,650 253,000 220,000	$ $	— 53,130 50,600	— 100,000 —
Mario Ehlers Vice President and Chief Medical Officer	2000 1999 1998	(1)	$ $ $	160,000 144,000 72,917	$ $	— 32,000 28,800	— 10,000 40,000
Barton Holmquist Senior Vice President, Research and Development	2000 1999 1998		$ $ $	190,000 177,100 154,000	$ $	— 38,000 35,420	— 25,000 —
Malcolm Riddell Managing Director of Facilities Construction	2000 1999 1998		$ $ $	160,000 150,000 130,000	$ $	— 32,000 30,000	— — —

(1)
Dr. Ehlers joined the Company in June 1998; salary reflects a partial year.

Option Grants

    No stock options were granted under the BioNebraska, Inc. Stock Plan to the Named Executive Officers during the year ended December 31, 2000. Mr. Riddell received a non-qualified stock option outside the Plan in exchange for the termination of outstanding Stock Appreciation Rights with a base price of $1.77 per share. Termination of the SAR eliminated the Company's cash obligation under the outstanding SAR. The following table contains information concerning that stock option grant.

Option Grants in Last Fiscal Year

	Individual Grants
		% of Total Options Granted to Employees in Fiscal Year
							Potential Realizable Annual Rates of Stock Value at Assumed Price Appreciation for Option Term
				Market Price on Date of Grant
Name	Options Granted		Exercise Price Per Share			Expiration Date
							0%	5%	10%
Malcolm Riddell	35,511	21%	$1.77	$12.50	(1)	12/01/10	$381,033	$660,149	$1,088,412

(1)
Because there is no trading market for the Common Stock, market price is based on the last price at which the Company sold Common Stock in a private placement.

Option Exercises and Year-End Values

    No stock options were exercised by the Named Executive Officers during the year ended December 31, 2000. The following table sets forth certain information regarding exercisable options held by each of the Named Executive Officers at the end of the year ended December 31, 2000.

Aggregated Option Exercises in Last Fiscal Year and
Option Values at Fiscal Year End

			Number of Securities Underlying Unexercised Options at December 31, 2000
					Value of Unexercised In-the-Money Options at December 31, 2000 (1)
Name	Shares Acquired On Exercise (#)	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas R. Coolidge	—	—	180,000	200,000	$990,000	$900,000
Fred W. Wagner	—	—	113,334	66,666	690,003	299,997
Barton Holmquist	—	—	73,334	16,666	487,503	74,997
Malcolm Riddell	—	—	85,511	—	726,033	—
Mario Ehlers	—	—	30,001	19,999	161,672	103,330

(1)
Represents only options that were "in-the-money" on December 31, 2000. The value of unexercised options is calculated by determining the difference between the fair market value of the shares underlying the options at December 31, 2000 and the exercise price of the options, times the number of options outstanding. Fair market value was determined based upon the last sales price at which the Company sold Common Stock in a private placement.

Employment Agreements

    Mr. Coolidge, Dr. Wagner and Dr. Holmquist have entered into employment agreements with BioNebraska, under which either party may terminate the contract on one year's notice. The Company has also entered into employment agreements with Mr. Riddell and Dr. Ehlers, which can be terminated by either the employee or the Company on six month's notice.

    All of the officers and employees of BioNebraska, including Mr. Coolidge, Dr. Wagner, Dr. Holmquist, Mr. Riddell and Dr. Ehlers, have signed agreements with the Company which incorporate provisions for Company ownership of all inventions and technology conceived by them which pertain to the Company's business, and the safeguarding of the Company's confidential information and trade secrets. All of the employment agreements with the officers and key employees contain covenants prohibiting the employee from (i) competing with the Company, (ii) interfering with its business or business relationships, and (iii) soliciting any Company personnel (employees and independent contractors) for employment elsewhere, during employment with the Company and thereafter for specified periods after termination of employment and in the event certain compensation is paid to the officer or key employee.

Compensation of Directors

    All directors hold office for an indefinite term continuing until the next meeting of stockholders at which directors are elected. Non-employee directors are paid $1,000 per quarter and $1,000 per meeting attended, and are reimbursed for expenses and consulting services. In addition, the current non-employee directors have received non-qualified stock options to purchase an aggregate of 112,000 shares of Common Stock at the fair market value on the date of grant.

Compensation Committee Interlocks and Insider Participation

    Mr. Jenks is a member of the Compensation Committee and also provides consulting services to the Company. In 2000, the Company paid him $106,615 for these consulting services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to the officers, directors and greater than ten percent beneficial owners were complied with, except that Medtronic Inc. was late in filing its Initial Statement of Beneficial Ownership.

THE COMPANY'S AUDITORS

    On November 27, 2000, Loren D. Swanson C.P.A. was dismissed as the principal accountant to audit BioNebraska Inc.'s financial statements, beginning with its financial statements for the year ending December 31, 2000. The decision to change accountants was recommended by the Company's Board of Directors. On November 27, 2000, the Company engaged Deloitte & Touche LLP as its new independent accountants.

    The report of Deloitte & Touche LLP on the financial statements of the Company for the year ended December 31, 2000 and the report of Loren D. Swanson C.P.A. on the financial statements of the Company for the years ended December 31, 1999 and 1998 contained opinions modified to address the Company's ability to continue as a going concern and the Company's status as a development stage company. There were no disagreements with Deloitte & Touche LLP or Loren D. Swanson C.P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the Company's most recent two fiscal years, which, if not resolved to Deloitte & Touche LLP's or Loren D. Swanson C.P.A.'s satisfaction, would have caused either of them to make reference to the subject matter of the disagreements in connection with their reports.

    Deloitte & Touche LLP, has been selected by the Board of Directors to serve as the Company's independent accountant and auditor for the current fiscal year. A representative of Deloitte & Touche is expected to be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions.

Audit Fees

    The aggregate fees billed to the Company by Deloitte & Touche for professional services rendered for the audit of the Company's consolidated annual financial statements for fiscal year 2000 were $31,660. In addition, the Company paid Loren D. Swanson, C.P.A. $4,895 for review of the financial statements included in the Company's Forms 10-Q for the periods ended June 30, 2000 and September 30, 2000.

All Other Fees

    Other than those fees listed above, the aggregate fees billed to the Company by Deloitte & Touche for fiscal year 2000 were $10,841. This figure includes fees of $10,281 for audit-related services, including accounting consultations, and fees of $560 for all nonaudit services, including tax-related services.

STOCKHOLDER PROPOSALS FOR
2001 ANNUAL MEETING

    The Company expects to hold its 2002 Annual Meeting of Stockholders on or about July 25, 2002. The proxy rules of the Securities and Exchange Commission permit stockholders of a company, after timely notice to the company, to present proposals for stockholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. BioNebraska expects to mail proxy materials in connection with its 2002 Annual Meeting of Stockholders on or about June 21, 2002. Stockholder proposals prepared in accordance with the proxy rules and to be presented at next year's meeting must be received by BioNebraska on or before February 21, 2002.

OTHER BUSINESS

    The management of the Company knows of no matter other than the foregoing to be brought for action before the Annual Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

ADDITIONAL INFORMATION

    The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000 is being mailed to stockholders with this Proxy Statement. BioNebraska's principal offices recently moved to 4130 N.W. 37th Street, Lincoln, Nebraska 68524. Its telephone number is (800) 786-2580 and its facsimile number is (402) 470-2345.

    Stockholders with questions about the Annual Meeting should contact Roger Kramer, Director of Administration, at BioNebraska, Inc., 4130 N.W. 37thStreet, Lincoln, Nebraska 68524-1637 (Tel. 800-786-2580).

                    By Order of the Board of Directors,
                    Thomas R. Coolidge,                     Chairman of the Board

**PRELIMINARY COPY**

PROXY

BIONEBRASKA, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR JULY 26, 2001 ANNUAL MEETING OF STOCKHOLDERS

    The undersigned hereby appoints Thomas R. Coolidge and Fred W. Wagner, or either of them, as Proxies with full power of substitution to vote in the manner set forth below all shares of Common Stock and voting Preferred Stock of BioNebraska, Inc. of record in the name of the undersigned at the close of business on [June 15], 2001 at the Annual Meeting of Stockholders to be held in Minneapolis, Minnesota on July 26, 2001, or at any adjournment or adjournments, hereby revoking all former proxies:

1.	AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME TO: "RESTORAGEN, INC."
		/ /	FOR	/ /	AGAINST	/ /	ABSTAIN
2.	AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK:
		/ /	FOR	/ /	AGAINST	/ /	ABSTAIN
3.	AMENDMENT OF CERTIFICATE OF DESIGNATION FOR:
(PLEASE VOTE ON ALL SERIES EVEN IF YOU OWN ONLY COMMON STOCK OR ONE SERIES OF PREFERRED STOCK.)
SERIES B PREFERRED STOCK:
	(3B)	/ /	FOR	/ /	AGAINST	/ /	ABSTAIN
SERIES C PREFERRED STOCK:
	(3C)	/ /	FOR	/ /	AGAINST	/ /	ABSTAIN
SERIES D PREFERRED STOCK:
	(3D)	/ /	FOR	/ /	AGAINST	/ /	ABSTAIN
SERIES E PREFERRED STOCK:
	(3E)	/ /	FOR	/ /	AGAINST	/ /	ABSTAIN
SERIES F PREFERRED STOCK:
	(3F)	/ /	FOR	/ /	AGAINST	/ /	ABSTAIN
SERIES G PREFERRED STOCK:
	(3G)	/ /	FOR	/ /	AGAINST	/ /	ABSTAIN

4.	AMENDMENT TO THE 1993 STOCK PLAN:
	/ /	FOR	/ /	AGAINST	/ /	ABSTAIN
5.
ELECTION OF THOMAS R. COOLIDGE, FRED W. WAGNER, Ph.D., WALTER R. BARRY, III, GRANT W. DENISON, JR., RICHARD A. DE SOUZA, WILLIAM J. JENKINS, M.D., STEPHEN W. JENKS AND ERICH SAGER TO THE BOARD OF DIRECTORS:
	/ /	FOR ALL NOMINEES			/ /	WITHHOLD AUTHORITY
TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES, MARK FOR ALL NOMINEES AND CROSS OUT THE NAME(S) OF ANY NOMINEES WITH RESPECT TO WHICH YOU WISH TO WITHHOLD AUTHORITY.
6.	IN THEIR DISCRETION UPON ANY OTHER MATTERS COMING BEFORE THE ANNUAL MEETING.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1), (2), 3(B), 3(C), 3(D), 3(E), 3(F), 3(G), (4) AND (5) IN ACCORDANCE WITH THE SPECIFICATION MADE AND "FOR" SUCH PROPOSAL IF THERE IS NO SPECIFICATION.

    Please date and sign exactly as name(s) appears on corporate records, indicating, where proper, official position or representative capacity. For joint accounts, each joint owner should sign.

Dated:	, 2001

Signature

Name (typed or printed)

Signature if held jointly

Name (typed or printed)

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OWNERSHIP OF SECURITIES
PROPOSAL ONE AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE NAME
The Board of Directors Recommends that Stockholders Vote "For" the foregoing Proposal One.
PROPOSAL TWO AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
The Board of Directors Recommends that Stockholders Vote "For" the foregoing Proposal Two.
PROPOSAL THREE AMENDMENT OF CERTIFICATES OF DESIGNATION FOR SERIES B, C, D, E, F AND G PREFERRED STOCK
The Board of Directors Recommends that Stockholders Vote "For" the foregoing Proposal Three
PROPOSAL FOUR AMENDMENT TO 1993 STOCK PLAN
The Board of Directors Recommends that Stockholders Vote "For" the Proposed Amendment to the Stock Plan.
PROPOSAL FIVE ELECTION OF DIRECTORS
The Board of Directors Recommends that Stockholders Vote "For" the Election of the Nominees.
EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Option Values at Fiscal Year End
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
THE COMPANY'S AUDITORS
STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING
OTHER BUSINESS
ADDITIONAL INFORMATION
PRELIMINARY COPY
PROXY
BIONEBRASKA, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR JULY 26, 2001 ANNUAL MEETING OF STOCKHOLDERS